CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated May 15, 2003 for the Croft-Leominster Value Fund and Croft-Leominster Income Fund and to all references to our firm included in or made part of this Post-Effective Amendment #10, including the references to our firm under the heading “Financial Highlights” in the Prospectus and the heading “Accountants” in the Statement of Additional Information.

/s/McCurdy & Associates CPA’s, Inc.

Westlake, Ohio

August 29, 2003